Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
Editorial contact
Kate Holderness,
Hewlett Packard Enterprise
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com

News Release
HPE Reports Fiscal 2017 Full-Year and Fourth Quarter Results
•
Q417 combined net revenue of $7.8 billion, including $7.7 billion from continuing operations, which was up 5% from the prior year.
•    Q417 GAAP diluted net earnings per share (EPS) of $0.32, above the previously provided outlook of $0.00 to $0.04 per share
•    Q417 non-GAAP diluted net EPS of $0.31, above the previously provided outlook of $0.26 to $0.30 per share
•    FY17 combined net revenue of $37.4 billion includes $28.9 billion from continuing operations and $8.5 billion from Enterprise Services and Software, which is now included in discontinued operations
•    FY17 GAAP diluted net EPS of $0.21, above the previously provided outlook of ($0.11) to ($0.07) per share
•    FY17 non-GAAP diluted net EPS of $1.41, above the previously provided outlook of $1.36 to $1.40 per share
•    Returned $3.0 billion to shareholders in the form of share repurchases and dividends in FY17
•    Maintains FY18 full year non-GAAP diluted net EPS outlook of $1.15 to $1.25 and GAAP diluted net EPS outlook of $0.43 to $0.53

PALO ALTO, Calif., November 21, 2017 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2017 and the fourth quarter, ended October 31, 2017.

Fourth Quarter Fiscal Year 2017 Results
Combined net revenue of $7.8 billion includes $7.7 billion from continuing operations and $174 million from Software, which is now included in discontinued operations.

Fourth quarter net revenue from continuing operations of $7.7 billion was up 5% from the prior year and up 5% when adjusted for divestitures and currency.

Fourth quarter GAAP diluted net EPS from continuing operations was $0.23, up from GAAP diluted net EPS from continuing operations of $0.19 in the prior year.

Fourth quarter non-GAAP diluted net EPS from continuing operations was $0.29, up from non-GAAP diluted net EPS from continuing operations of $0.23 in the prior-year period. Fourth quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax costs of $95 million and $0.06 per diluted share, respectively, related to transformation costs, separation costs, restructuring costs, disaster charges, amortization of intangible assets, acquisition and other related charges, defined benefit plan settlement charges and remeasurement benefit, an adjustment to earnings from equity interests, tax indemnification adjustments and valuation allowances and separation taxes.

Fiscal Year 2017 Results
Combined net revenue of $37.4 billion includes $28.9 billion from continuing operations and $8.5 billion from Enterprise Services and Software, which is now included in discontinued operations.

Fiscal 2017 net revenue from continuing operations of $28.9 billion was down 5% from the prior year and up 1% when adjusted for divestitures and currency.

Fiscal 2017 GAAP diluted net EPS from continuing operations was $0.26, down from GAAP diluted net EPS from continuing operations of $1.86 in the prior year.

Fiscal 2017 non-GAAP diluted net EPS from continuing operations was $0.96, down from non-GAAP diluted net EPS from continuing operations of $1.09 in the prior year. Fiscal 2017 non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax costs of $1.2 billion and $0.70 per diluted share, respectively, related to restructuring costs, transformation costs, amortization of intangible assets, acquisition and other related charges, separation costs, disaster charges, defined benefit plan settlement charges and remeasurement benefit, an adjustment to earnings from equity interests, tax indemnification adjustments and valuation allowances and separation taxes.

“With strong top line revenue growth, earnings above our previous outlook and our second consecutive quarter of sequential margin improvement, our fourth quarter results are a reflection of the progress we have made over the past two years to transform HPE into a nimble, focused and innovative organization,” said Meg Whitman, CEO of HPE. “Today, HPE has a very strong balance sheet, an industry-leading product portfolio and a world-class leadership team ready to drive the next phase of shareholder value.”

HPE fiscal 2017 full-year and fourth quarter continuing operations financial performance

	FY17	FY16	Y/Y	Q4 FY17	Q4 FY16	Y/Y
GAAP net revenue ($B)	$28.9	$30.3	(4.7)%	$7.7	$7.3	4.6%
GAAP operating margin	2.2%	12.9%	(10.7 pts.)	(2.90)%	7.9%	(10.8 pts.)
GAAP net earnings ($B)	$0.4	$3.2	(86.5)%	$0.4	$0.3	16.0%
GAAP diluted net earnings per share	$0.26	$1.86	(86.0)%	$0.23	$0.19	21.1%
Non-GAAP operating margin	7.6%	8.8%	(1.2 pts.)	8.2%	9.2%	(1.0 pts.)
Non-GAAP net earnings ($B)	$1.6	$1.9	(15.3)%	$0.5	$0.4	21.6%
Non-GAAP diluted net earnings per share	$0.96	$1.09	(11.9)%	$0.29	$0.23	26.1%
Cash flow from operations ($B)	$0.9	$5.0	($4.1)	$0.8	$2.2	($1.40)
Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook
For the fiscal 2018 first quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.01 to $0.05 and non-GAAP diluted net EPS to be in the range of $0.20 to $0.24. Fiscal 2018 first quarter non-

GAAP diluted net EPS from continuing operations estimates exclude after-tax costs of approximately $0.19 per diluted share, related primarily to transformation costs, separation costs, and the amortization of intangible assets.

Fiscal 2017 fourth quarter segment results

•
Enterprise Group revenue was $6.9 billion, flat year over year, up 1% when adjusted for currency, with a 10.6% operating margin. Servers revenue was down 5%, down 5% when adjusted for currency, Storage revenue was up 5%, up 5% when adjusted for currency, Networking revenue was up 21%, up 21% when adjusted for currency, and Technology Services revenue was up 2%, up 3% when adjusted for currency.

•	Financial Services revenue was $1.0 billion, up 24% year over year, net portfolio assets were up 1%, and financing volume was flat year over year. The business delivered an operating margin of 7.7%.

Revenue from continuing operations adjusted for divestitures and currency excludes revenue resulting from businesses divestitures in fiscal 2017 and 2016 and also assumes no change in the foreign exchange rate from the prior-year period. A reconciliation of GAAP revenue to revenue adjusted for divestitures and currency is provided in the earnings presentation at investors.hpe.com.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis and revenue adjusted for tier-1, divestitures and currency, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings from continuing operations, net (loss) earnings from discontinued operations, diluted net earnings per share from continuing operations, diluted net (loss) earnings per share from discontinued operations, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the completed separation transactions, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the separation transactions or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the transactions or of implementing the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Net revenue	$7,660	$7,501	$7,324
Costs and expenses:
Cost of sales	5,383	5,306	4,996
Research and development	364	390	401
Selling, general and administrative	1,288	1,285	1,253
Amortization of intangible assets	86	97	57
Restructuring charges	113	152	128
Transformation costs(a)	328	31	—
Disaster charges(b)	93	—	—
Acquisition and other related charges	53	56	46
Separation costs	202	5	118
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(26)	(22)	—
Gain on H3C and MphasiS divestitures	—	—	(251)
Total costs and expenses	7,884	7,300	6,748
(Loss) earnings from continuing operations	(224)	201	576
Interest and other, net	(76)	(87)	(91)
Tax indemnification adjustments	(2)	10	311
Earnings (loss) from equity interests(d)	1	1	(4)
(Loss) earnings from continuing operations before taxes	(301)	125	792
Tax valuation allowances and separation taxes(e)	619	189	—
Tax settlements	—	—	(647)
Benefit (provision) for taxes	60	(29)	181
Net earnings from continuing operations	378	285	326
Net earnings (loss) from discontinued operations	146	(120)	(24)
Net earnings	$524	$165	$302

Net earnings (loss) per share:
Basic
Continuing operations	$0.23	$0.17	$0.19
Discontinued operations	0.09	(0.07)	(0.01)
Total basic net earnings per share	$0.32	$0.10	$0.18
Diluted
Continuing operations	$0.23	$0.17	$0.19
Discontinued operations	0.09	(0.07)	(0.01)
Total diluted net earnings per share	$0.32	$0.10	$0.18
Cash dividends declared per share	$—	$0.065	$—
Weighted-average shares used to compute net earnings per share:
Basic	1,618	1,641	1,672
Diluted	1,647	1,667	1,709

(a)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by a gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Primarily represents the Company’s ownership interest in the net earnings of H3C, which the Company records as an equity method investment.

(e)
Represents tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc. For the three months ended October 31, 2017, this amount primarily includes the income tax benefit related to U.S. foreign tax credits generated.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2017	2016
Net revenue	$28,871	$30,280
Costs and expenses:
Cost of sales	20,177	20,507
Research and development	1,486	1,714
Selling, general and administrative	5,006	5,380
Amortization of intangible assets	321	272
Restructuring charges	417	417
Transformation costs(a)	359	—
Disaster charges(b)	93	—
Acquisition and other related charges	203	145
Separation costs	248	362
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(64)	—
Gain on H3C and MphasiS divestitures	—	(2,420)
Total costs and expenses	28,246	26,377
Earnings from continuing operations	625	3,903
Interest and other, net	(327)	(284)
Tax indemnification adjustments	(3)	317
Loss from equity interests(d)	(23)	(76)
Earnings from continuing operations before taxes	272	3,860
Tax valuation allowances and separation taxes(e)	215	—
Tax settlements	—	(647)
(Provision) benefit for taxes	(51)	24
Net earnings from continuing operations	436	3,237
Net loss from discontinued operations	(92)	(76)
Net earnings	$344	$3,161

Net earnings (loss) per share:
Basic
Continuing operations	$0.26	$1.89
Discontinued operations	(0.05)	(0.05)
Total basic net earnings per share	$0.21	$1.84
Diluted
Continuing operations	$0.26	$1.86
Discontinued operations	(0.05)	(0.04)
Total diluted net earnings per share	$0.21	$1.82
Cash dividends declared per share	$0.26	$0.22
Weighted-average shares used to compute net earnings per share:
Basic	1,646	1,715
Diluted	1,674	1,739

(a)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by a gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Primarily represents the Company’s ownership interest in the net earnings of H3C, which the Company records as an equity method investment.

(e)
Represents tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc. This amount primarily includes the income tax benefit related to U.S. foreign tax credits generated partially offset by income tax expense as a result of recording valuation allowances on certain U.S. deferred tax assets.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended October 31, 2017	Diluted net earnings per share	Three months ended July 31, 2017	Diluted net earnings per share	Three months ended October 31, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$378	$0.23	$285	$0.17	$326	$0.19

Non-GAAP adjustments:
Amortization of intangible assets	86	0.05	97	0.06	57	0.03
Restructuring charges	113	0.07	152	0.09	128	0.07
Transformation costs(a)	328	0.20	31	0.02	—	—
Disaster charges(b)	93	0.06	—	—	—	—
Acquisition and other related charges	53	0.03	56	0.03	46	0.03
Separation costs	202	0.12	5	—	118	0.07
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(26)	(0.02)	(22)	(0.01)	—	—
Gain on H3C and MphasiS divestitures	—	—	—	—	(251)	(0.15)
Tax indemnification adjustments	2	—	(10)	(0.01)	(311)	(0.18)
Loss from equity interests(d)	43	0.03	39	0.02	35	0.02
Adjustments for taxes	(180)	(0.10)	(69)	(0.04)	(406)	(0.23)
Tax valuation allowances and separation taxes(e)	(619)	(0.38)	(189)	(0.11)	—	—
Tax settlements	—	—	—	—	647	0.38
Non-GAAP net earnings from continuing operations	$473	$0.29	$375	$0.22	$389	$0.23

GAAP (loss) earnings from continuing operations	$(224)		$201		$576

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	86		97		57
Restructuring charges	113		152		128
Transformation costs(a)	328		31		—
Disaster charges(b)	93		—		—
Acquisition and other related charges	53		56		46
Separation costs	202		5		118
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(26)		(22)		—
Gain on H3C and MphasiS divestitures	—		—		(251)
Non-GAAP earnings from continuing operations	$625		$520		$674

GAAP operating margin from continuing operations	(3)%		3%		8%
Non-GAAP adjustments from continuing operations	11%		4%		1%
Non-GAAP operating margin from continuing operations	8%		7%		9%

GAAP net earnings (loss) from discontinued operations	$146	$0.09	$(120)	$(0.07)	$(24)	$(0.01)

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	10	0.01	35	0.02	69	0.04
Restructuring charges	(2)	—	13	0.01	267	0.16
Acquisition and other related charges	—	—	—	—	5	—
Separation costs	70	0.04	254	0.15	175	0.10
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(1)	—	(2)	—	—	—
Interest expense on Seattle debt	8	—	11	0.01	—	—
Tax indemnification adjustments	15	0.01	—	—	—	—
Adjustments for taxes	(50)	(0.03)	(81)	(0.05)	154	0.09
Tax valuation allowances and separation taxes(e)	(166)	(0.10)	12	0.01	—	—
Non-GAAP net earnings from discontinued operations	$30	$0.02	$122	$0.08	$646	$0.38

Total GAAP net earnings	$524	$0.32	$165	$0.10	$302	$0.18
Total Non-GAAP net earnings	$503	$0.31	$497	$0.30	$1,035	$0.61

(a)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by a gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(e)
Represents tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc. For the three months ended October 31, 2017, this amount primarily includes the income tax benefit related to U.S. foreign tax credits generated.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2017	Diluted net earnings per share	Twelve months ended October 31, 2016	Diluted net earnings per share
GAAP net earnings from continuing operations	$436	$0.26	$3,237	$1.86

Non-GAAP adjustments:
Amortization of intangible assets	321	0.19	272	0.16
Restructuring charges	417	0.25	417	0.24
Transformation costs(a)	359	0.21	—	—
Disaster charges(b)	93	0.06	—	—
Acquisition and other related charges	203	0.12	145	0.08
Separation costs	248	0.15	362	0.21
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(64)	(0.04)	—	—
Gain on H3C and MphasiS divestitures	—	—	(2,420)	(1.39)
Tax indemnification adjustments	3	—	(317)	(0.18)
Loss from equity interests(d)	155	0.09	93	0.05
Adjustments for taxes	(348)	(0.20)	(537)	(0.31)
Tax valuation allowances and separation taxes(e)	(215)	(0.13)	—	—
Tax settlements	—	—	647	0.37
Non-GAAP net earnings from continuing operations	$1,608	$0.96	$1,899	$1.09

GAAP earnings from continuing operations	$625		$3,903

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	321		272
Restructuring charges	417		417
Transformation costs(a)	359		—
Disaster charges(b)	93		—
Acquisition and other related charges	203		145
Separation costs	248		362
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(64)		—
Gain on H3C and MphasiS divestitures	—		(2,420)
Non-GAAP earnings from continuing operations	$2,202		$2,679

GAAP operating margin from continuing operations	2%		13%
Non-GAAP adjustments from continuing operations	6%		(4)%
Non-GAAP operating margin from continuing operations	8%		9%

GAAP net loss from discontinued operations	$(92)	$(0.05)	$(76)	$(0.04)

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	116	0.07	483	0.28
Restructuring charges	251	0.15	819	0.47
Acquisition and other related charges	1	—	33	0.02

Separation costs	1,037	0.62	236	0.13
Defined benefit plan settlement charges and remeasurement (benefit)(c)	(9)	(0.01)	—	—
Interest expense on Seattle debt	19	0.01	—	—
Tax indemnification adjustments	15	0.01	—	—
Adjustments for taxes	(415)	(0.25)	(57)	(0.03)
Tax valuation allowances and separation taxes(e)	(172)	(0.10)	—	—
Non-GAAP net earnings from discontinued operations	$751	$0.45	$1,438	$0.83

Total GAAP net earnings	$344	$0.21	$3,161	$1.82
Total Non-GAAP net earnings	$2,359	$1.41	$3,337	$1.92

(a)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by a gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(e)
Represents tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc. This amount primarily includes the income tax benefit related to U.S. foreign tax credits generated partially offset by income tax expense as a result of recording valuation allowances on certain U.S. deferred tax assets.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	October 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,579	$12,987
Accounts receivable	3,073	3,151
Financing receivables	3,378	3,360
Inventory	2,315	1,720
Assets held for sale(a)	14	—
Other current assets	3,085	2,694
Current assets of discontinued operations	—	5,005
Total current assets	21,444	28,917
Property, plant and equipment	6,269	6,375
Long-term financing receivables and other assets(b)	12,600	10,476
Investments in equity interests	2,535	2,648
Goodwill and intangible assets	18,558	16,765
Non-current assets of discontinued operations	—	14,448
Total assets	$61,406	$79,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings(b)	$3,850	$3,525
Accounts payable	6,072	4,945
Employee compensation and benefits	1,156	1,253
Taxes on earnings	429	161
Deferred revenue	3,128	2,996
Accrued restructuring	445	256
Other accrued liabilities	3,844	3,717
Current liabilities of discontinued operations	—	5,676
Total current liabilities	18,924	22,529
Long-term debt(b)	10,182	12,168
Other non-current liabilities	8,795	8,874
Non-current liabilities of discontinued operations	—	4,540
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at October 31, 2017)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,595 and 1,666 shares issued and outstanding at October 31, 2017 and October 31, 2016, respectively)	16	17
Additional paid-in capital	33,583	35,248
Retained earnings	(7,238)	2,782
Accumulated other comprehensive loss	(2,895)	(6,599)
Total HPE stockholders’ equity	23,466	31,448
Non-controlling interests of continuing operations	39	40
Non-controlling interests of discontinued operations	—	30
Total stockholders’ equity	23,505	31,518
Total liabilities and stockholders’ equity	$61,406	$79,629

(a)
During the fourth quarter of fiscal 2017, in connection with the HPE Next initiative, the Company determined that certain properties within its real estate portfolio met the criteria to be classified as Assets held for sale. The Company expects these properties to be sold within the next twelve months.

(b)
During the first quarter of fiscal 2017, the Company adopted on a retrospective basis the guidance on the presentation of debt issuance cost as a direct deduction from the related debt liability. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31, 2017	Twelve months ended October 31, 2017
Cash flows from operating activities:
Net earnings	$524	$344
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	682	3,051
Stock-based compensation expense	79	428
Provision for doubtful accounts and inventory	47	129
Restructuring charges(a)	406	964
Deferred taxes on earnings	(1,267)	(1,122)
Excess tax benefit from stock-based compensation	(27)	(143)
(Earnings) loss from equity interests	(1)	23
Dividends received from equity investees(b)	98	98
Other, net	151	543
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	207	457
Financing receivables	(335)	(462)
Inventory	(201)	(542)
Accounts payable	340	992
Taxes on earnings	337	(265)
Restructuring	(112)	(800)
Other assets and liabilities(c)	(102)	(2,806)
Net cash provided by operating activities	826	889
Cash flows from investing activities:
Investment in property, plant and equipment	(732)	(3,137)
Proceeds from sale of property, plant and equipment	276	679
Purchases of available-for-sale securities and other investments	(14)	(45)
Maturities and sales of available-for-sale securities and other investments	24	38
Financial collateral posted	(302)	(686)
Financial collateral returned	417	466
Payments made in connection with business acquisitions, net of cash acquired	(152)	(2,202)
Payments from business divestitures, net(d)	—	(20)
Net cash used in investing activities	(483)	(4,907)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(12)	18
Proceeds from debt, net of issuance costs	1,510	2,259
Payment of debt	(1,487)	(3,783)
Settlement of cash flow hedge	—	5
Issuance of common stock under employee stock plans	45	411
Repurchase of common stock	(620)	(2,556)
Net transfer of cash and cash equivalents to Everett	(152)	(711)
Net transfer of cash and cash equivalents to Seattle	(227)	(227)
Cash dividend from Everett(e)	—	3,008
Cash dividend from Seattle(f)	2,500	2,500
Restricted cash transfer(g)	—	(29)
Excess tax benefit from stock-based compensation	27	143
Cash dividends paid	(105)	(428)
Net cash provided by financing activities	1,479	610
Increase (decrease) in cash and cash equivalents	1,822	(3,408)
Cash and cash equivalents at beginning of period	7,757	12,987
Cash and cash equivalents at end of period	$9,579	$9,579

(a) For the three and twelve months ended October 31, 2017, includes $296 million of restructuring charges related to the HPE Next initiative and reported within transformation costs in the Consolidated Statement of Earnings.
(b) Represents cash dividend received from H3C, which the Company accounts for as an equity method investment.
(c) For the twelve months ended October 31, 2017, the amount includes $1.9 billion of pension funding payments associated with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Primarily relates to an H3C working capital adjustment payment.

(e)
Represents a $3.0 billion cash dividend payment from Everett SpinCo, Inc. to HPE in the second quarter of fiscal 2017, the proceeds of which were funded from the issuance of $3.5 billion of aggregate debt by Everett SpinCo, Inc. The debt was retained by Everett SpinCo, Inc.

(f) Represents a $2.5 billion cash dividend payment from Seattle SpinCo, Inc. to HPE in the fourth quarter of fiscal 2017, the proceeds of which were funded from the issuance of $2.6 billion of aggregate debt by Seattle SpinCo, Inc. The debt was retained by Seattle SpinCo, Inc.
(g) Represents the difference between the net proceeds from the Seattle debt issuance in the third quarter of fiscal 2017 and the amount held in escrow through the close of the transaction. This was settled in the fourth quarter of fiscal 2017 with the net transfer of cash and cash equivalents to Seattle.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Net revenue:(a)
Enterprise Group	$6,852	$6,791	$6,823
Financial Services	1,010	897	814
Corporate Investments	3	—	58
Total segment net revenue	7,865	7,688	7,695
Elimination of intersegment net revenue and other(b)	(205)	(187)	(371)
Total Hewlett Packard Enterprise consolidated net revenue	$7,660	$7,501	$7,324

Earnings from continuing operations before taxes:(a)
Enterprise Group	$723	$634	$909
Financial Services	78	70	83
Corporate Investments	(27)	(34)	(64)
Total segment earnings from operations	774	670	928

Corporate and unallocated costs and eliminations	(74)	(64)	(167)
Stock-based compensation expense	(75)	(86)	(87)
Amortization of intangible assets	(86)	(97)	(57)
Restructuring charges	(113)	(152)	(128)
Transformation costs(c)	(328)	(31)	—
Disaster charges(d)	(93)	—	—
Acquisition and other related charges	(53)	(56)	(46)
Separation costs	(202)	(5)	(118)
Defined benefit plan settlement charges and remeasurement (benefit)(e)	26	22	—
Gain on H3C and MphasiS divestiture	—	—	251
Interest and other, net	(76)	(87)	(91)
Tax indemnification adjustments	(2)	10	311
Earnings (loss) from equity interests(f)	1	1	(4)
Total Hewlett Packard Enterprise consolidated (loss) earnings from continuing operations before taxes	$(301)	$125	$792

(a)
As of April 1, 2017, with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, and as of September 1, 2017, with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), and the former software segment ("former software segment"), to Net earnings (loss) from discontinued operations in its Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
For the periods prior to the completion of the Everett and Seattle Transactions respectively, the amounts include the elimination of pre-separation intercompany sales to the former ES and Software segments, which are included within Net earnings (loss) from discontinued operations in the Consolidated Statements of Earnings.

(c)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by a gain on sale of real estate.

(d)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(e)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(f)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2017	2016
Net revenue:(a)
Enterprise Group	$26,211	$27,779
Financial Services	3,602	3,190
Corporate Investments	3	591
Total segment net revenue	29,816	31,560
Elimination of intersegment net revenue and other(b)	(945)	(1,280)
Total Hewlett Packard Enterprise consolidated net revenue	$28,871	$30,280

Earnings from continuing operations before taxes:(a)
Enterprise Group	$2,707	$3,569
Financial Services	304	336
Corporate Investments	(142)	(240)
Total segment earnings from operations	2,869	3,665

Corporate and unallocated costs and eliminations	(310)	(619)
Stock-based compensation expense	(357)	(367)
Amortization of intangible assets	(321)	(272)
Restructuring charges	(417)	(417)
Transformation costs(c)	(359)	—
Disaster charges(d)	(93)	—
Acquisition and other related charges	(203)	(145)
Separation costs	(248)	(362)
Defined benefit plan settlement charges and remeasurement (benefit)(e)	64	—
Gain on H3C and MphasiS divestiture	—	2,420
Interest and other, net	(327)	(284)
Tax indemnification adjustments	(3)	317
Loss from equity interests(f)	(23)	(76)
Total Hewlett Packard Enterprise consolidated earnings from continuing operations before taxes	$272	$3,860

(a)
As of April 1, 2017, with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, and as of September 1, 2017, with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), and the former software segment ("former software segment"), to Net earnings (loss) from discontinued operations in its Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
For the periods prior to the completion of the Everett and Seattle Transactions respectively, the amounts include the elimination of pre-separation intercompany sales to the former ES and Software segments, which are included within Net earnings (loss) from discontinued operations in the Consolidated Statements of Earnings.

(c)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by an adjustment related to the gain on sale of real estate.

(d)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(e)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(f)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	October 31, 2017	July 31, 2017	October 31, 2016	Q/Q	Y/Y
Net revenue:(a)
Enterprise Group
Servers	$3,282	$3,298	$3,463	—%	(5%)
Technology Services	2,021	1,947	1,974	4%	2%
Storage	871	844	827	3%	5%
Networking	678	702	559	(3%)	21%
Total Enterprise Group	6,852	6,791	6,823	1%	—%

Financial Services	1,010	897	814	13%	24%
Corporate Investments	3	—	58	—	(95%)
Total segment net revenue	7,865	7,688	7,695	2%	2%

Elimination of intersegment net revenue and other(b)	(205)	(187)	(371)	10%	(45%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,660	$7,501	$7,324	2%	5%

(a)
As of April 1, 2017, with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, and as of September 1, 2017, with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), and the former software segment ("former software segment"), to Net earnings (loss) from discontinued operations in its Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
For the periods prior to the completion of the Everett and Seattle Transactions respectively, the amounts include the elimination of pre-separation intercompany sales to the former ES and Software segments, which are included within Net earnings (loss) from discontinued operations in the Consolidated Statements of Earnings.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Twelve months ended October 31,		Change (%)
	2017	2016	Y/Y
Net revenue:(a)
Enterprise Group
Servers	$12,674	$13,813	(8%)
Technology Services	7,882	7,911	—%
Storage	3,144	3,235	(3%)
Networking	2,511	2,820	(11%)
Total Enterprise Group	26,211	27,779	(6%)

Financial Services	3,602	3,190	13%
Corporate Investments	3	591	(99%)
Total segment net revenue	29,816	31,560	(6%)

Elimination of intersegment net revenue and other(b)	(945)	(1,280)	(26%)
Total Hewlett Packard Enterprise consolidated net revenue	$28,871	$30,280	(5%)

(a)
As of April 1, 2017, with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, and as of September 1, 2017, with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), and the former software segment ("former software segment"), to Net earnings (loss) from discontinued operations in its Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
For the periods prior to the completion of the Everett and Seattle Transactions respectively, the amounts include the elimination of pre-separation intercompany sales to the former ES and Software segments, which are included within Net earnings (loss) from discontinued operations in the Consolidated Statements of Earnings.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2017	Q/Q	Y/Y
Segment operating margin:(a)
Enterprise Group	10.6%	1.3 pts	(2.7) pts
Financial Services	7.7%	(0.1) pts	(2.5) pts
Corporate Investments(b)	NM	NM	NM
Total segment operating margin	9.8%	1.1 pts	(2.3) pts

(a)
As of April 1, 2017, with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, and as of September 1, 2017, with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), and the former software segment ("former software segment"), to Net earnings (loss) from discontinued operations in its Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2017	July 31, 2017	October 31, 2016
Numerator:
GAAP net earnings from continuing operations	$378	$285	$326
GAAP net earnings (loss) from discontinued operations	$146	$(120)	$(24)
Non-GAAP net earnings from continuing operations	$473	$375	$389
Non-GAAP net earnings from discontinued operations	$30	$122	$646

Denominator:
Weighted-average shares used to compute basic net earnings per share and diluted net earnings (loss) per share	1,618	1,641	1,672
Dilutive effect of employee stock plans(a)	29	26	37
Weighted-average shares used to compute diluted net earnings per share	1,647	1,667	1,709

GAAP net earnings per share from continuing operations
Basic	$0.23	$0.17	$0.19
Diluted(a)	$0.23	$0.17	$0.19

GAAP net earnings (loss) per share from discontinued operations
Basic	$0.09	$(0.07)	$(0.01)
Diluted(a)	$0.09	$(0.07)	$(0.01)

Non-GAAP net earnings per share from continuing operations
Basic	$0.29	$0.23	$0.23
Diluted(b)	$0.29	$0.22	$0.23

Non-GAAP net earnings per share from discontinued operations
Basic	$0.02	$0.07	$0.39
Diluted(b)	$0.02	$0.08	$0.38

Total Hewlett Packard Enterprise GAAP basic net earnings per share	$0.32	$0.10	$0.18
Total Hewlett Packard Enterprise GAAP diluted net earnings per share	$0.32	$0.10	$0.18
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.31	$0.30	$0.62
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.31	$0.30	$0.61

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based stock awards, but the effect is excluded when there is a net (loss) from continuing operations and discontinued operations because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2017	2016
Numerator:
GAAP net earnings from continuing operations	$436	$3,237
GAAP net loss from discontinued operations	$(92)	$(76)
Non-GAAP net earnings from continuing operations	$1,608	$1,899
Non-GAAP net earnings from discontinued operations	$751	$1,438

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share and diluted net earnings (loss) per share	1,646	1,715
Dilutive effect of employee stock plans(a)	28	24
Weighted-average shares used to compute diluted net earnings per share	1,674	1,739

GAAP net earnings per share from continuing operations
Basic	$0.26	$1.89
Diluted(a)	$0.26	$1.86

GAAP net loss per share from discontinued operations
Basic	$(0.05)	$(0.05)
Diluted(a)	$(0.05)	$(0.04)

Non-GAAP net earnings per share from continuing operations
Basic	$0.98	$1.11
Diluted(b)	$0.96	$1.09

Non-GAAP net earnings per share from discontinued operations
Basic	$0.45	$0.84
Diluted(b)	$0.45	$0.83

Total Hewlett Packard Enterprise GAAP basic net earnings per share	$0.21	$1.84
Total Hewlett Packard Enterprise GAAP diluted net earnings per share	$0.21	$1.82
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$1.43	$1.95
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$1.41	$1.92

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based stock awards, but the effect is excluded when there is a net (loss) from continuing operations and discontinued operations because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for tier-1, divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to revenue adjusted for tier-1, divestitures and currency is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net (loss) earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net (loss) earnings from discontinued operations is net (loss) earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net (loss) earnings per share from continuing operations. The GAAP measure most directly comparable to adjusted non-GAAP diluted net earnings per share from continuing operations is diluted net (loss) earnings per share from continuing operations. The GAAP measure most directly comparable to non-GAAP diluted net (loss) earnings per share from discontinued operations is diluted net (loss) earnings per share from discontinued operations. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue from continuing operations adjusted for tier-1, divestitures and currency excludes revenue related to Tier-1 server sales, revenue resulting from businesses divestitures in fiscal 2017, 2016 and 2015 and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude the effects of a gain on the MphasiS and H3C divestitures and any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transactions, transformation costs, disaster charges, acquisition and other related charges and defined benefit plan settlement and remeasurement charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net (loss) earnings or diluted net (loss) earnings per share excluding those same charges and tax valuation allowances and separation taxes, adjustments to loss from equity interest and tax indemnification adjustments and tax settlements. Non-GAAP net (loss) earnings from discontinued operations and non-GAAP diluted net (loss) earnings per share from discontinued operations consist of net (loss) earnings from discontinued operations or diluted net (loss) earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

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Hewlett Packard Enterprise recorded a gain on the sale of its assets and liabilities identified as part of the H3C and MphasiS transactions during fiscal 2016. Hewlett Packard Enterprise excludes these gains for purposes of calculating these non-GAAP measures because it believes that these one-time gains do not reflect the Company’s ongoing operational performance, thereby facilitating a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net (loss) earnings and diluted net (loss) earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Separation costs are expenses associated with HP Inc.’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus (“Seattle Transaction”). The charges are primarily related to third-party consulting, contractor fees, early debt settlement costs, marketing and branding related expenses, and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Hewlett Packard Enterprise incurs cost related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

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Transformation costs represent costs related to the HPE Next initiative and include restructuring charges and costs incurred to transform Hewlett Packard Enterprise's IT infrastructure. Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

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Disaster charges represent costs related to the damages sustained as a result of Hurricane Harvey in Houston, Texas, which includes the deductible related to the Company's insurance program as well as an impairment of the Company's facilities. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Adjustments to loss from equity interests includes purchase accounting adjustments and the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Hewlett Packard Enterprise incurs defined benefit plan settlement and remeasurement charges relating to its defined pension plans. The charges are associated with the net settlement resulting from voluntary lump sum payments offered to certain terminated vested participants and remeasurement of plan assets in connection with the Everett and Seattle Transactions, resulting in a decrease to the net periodic pension expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non- GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc. that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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Tax settlements represent settlements of certain pre-Separation Hewlett-Packard Company income tax liabilities shared with HP Inc. through the Tax Matters Agreement. The Company excluded this charge for the purpose of calculation non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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As a result of the Everett Transaction, a full valuation allowance was recorded on U.S. state deferred tax assets, which resulted from the removal of Everett entities leaving the Company with a 3 year cumulative loss position and insufficient future earnings to be able to realize these deferred tax assets. Also, as a result of the Seattle Transaction and in anticipation of U.S. tax reform, a U.S tax benefit was recorded in the fourth quarter of fiscal 2017. There are additional taxes related to the Everett and Seattle Transactions that were recorded upon the spin-offs, as well as provision to return adjustments related to business divestitures in the prior period. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges, separation costs, transformation costs and disaster charges that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

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Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for tier-1, divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.